Exhibit 5.1

Burr & Forman LLP

Birmingham, Alabama

May 24, 2019

To The Board of Directors

ProAssurance Corporation

100 Brookwood Place

Birmingham, Alabama 35209

Re:	ProAssurance Corporation—Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to ProAssurance Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of the registration statement on Form S-3 to which this letter is an exhibit (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of an undesignated amount of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), and (iii) debt securities of the Company (the “Debt Securities,” and together with the Common Stock and the Preferred Stock, the “Securities”). The terms of the offering of the Securities will be set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements thereto (each, a ”Prospectus Supplement”).

Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Stock will be issued in one or more series having the relative powers, designations, preferences, rights and qualifications, limitations and restrictions as shall be set forth in one or more certificates of designation related to the series of Preferred Stock (each, a “Certificate of Designation”). The Debt Securities will be issued pursuant to a future supplement to the indenture dated November 21, 2013 by and between the Company and Wilmington Trust Company, as trustee (the “Trustee“), as supplemented by the first supplemental indenture dated November 21, 2013, between the Company and the Trustee (collectively, the “Indenture “). Each Certificate of Designation and future supplement to the Indenture, as applicable, will be filed either as an exhibit to a post-effective amendment to the Registration Statement, or as an exhibit to a Company report filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference as an exhibit to the Registration Statement.

We have examined the Registration Statement and the exhibits thereto, including the Certificate of Incorporation of the Company, as amended pursuant to that Certificate of Amendment dated June 25, 2001 (the “Charter”) and the Fourth Restatement of the By-Laws of the Company (the “By-Laws”), and the relevant proceedings of the Board of Directors of the Company (the “Board”), including the resolutions adopted by the Board with respect to the Registration Statement (the “Resolutions”). We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and others; and we have examined such questions of law as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials, and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.    With respect to an offering of shares of Common Stock covered by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities

Board of Directors

ProAssurance Corporation

May 24, 2019

Act, (ii) a Prospectus Supplement with respect to the sale of shares of Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (iii) the Board shall have duly adopted final resolutions in conformity with the Charter, the By-Laws and the Resolutions authorizing the issuance and sale of such shares of Common Stock, as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement relating to such Common Stock, and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered, and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof, against payment of the agreed consideration therefor, in an amount not less than the par value thereof; or if any such shares of Common Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Common Stock in accordance with the applicable definitive purchase, underwriting or similar agreement, upon payment of the agreed consideration therefor, in an amount not less than the par value thereof.

2.    With respect to an offering of shares of each series of Preferred Stock covered by the Registration Statement, such shares of each such series of Preferred Stock will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act, (ii) a Prospectus Supplement with respect to the sale of such series of Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (iii) all necessary corporate action shall have been taken by the Company, and the Board shall have duly adopted final resolutions, in conformity with the Charter, the By-Laws and the Resolutions, establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock, as contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement relating to such Preferred Stock, (iv) the Company shall have filed, with the Secretary of State of the State of Delaware, Certificate of Designations with respect to such series of Preferred Stock in accordance with the General Corporation Law of the State of Delaware and in conformity with the Charter and such final resolutions, and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof, upon payment of the agreed consideration therefor, in an amount not less than the par value thereof; or if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement, upon payment of the agreed consideration therefor, in an amount not less than the par value thereof.

3.    The Indenture constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and the Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Indenture, as supplemented, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act, (ii) a Prospectus Supplement with respect to such series of Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (iii) all necessary corporate action shall have been taken by the Company, and the Board shall have duly adopted final resolutions, in conformity with the Charter, the By-Laws and the Resolutions, (A) establishing the form, terms of such series of Debt Securities and (B) authorizing: (1) the issuance and sale, execution, deliver and performance of the Debt Securities, as contemplated by the Registration Statement, the Prospectus, the Prospectus Supplement relating to such Debt Securities and the Indenture, and (2) the execution, delivery and performance of a supplemental indenture establishing the form and terms of such series of Debt Securities as contemplated by the Indenture (a “Supplemental Indenture”), (iv) a Supplemental Indenture establishing the form and terms of such series of Debt Securities shall have been duly authorized, executed and delivered by the Company and the Trustee in accordance with the provisions of the Charter, the By-Laws, final resolutions of the Board and the Indenture, and (v) the instruments evidencing the Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Charter, the By-Laws, final resolutions of the Board, the Indenture and any Supplemental Indenture, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof, upon payment of the agreed consideration therefor.

Board of Directors

ProAssurance Corporation

May 24, 2019

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities: (i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and the Prospectus Supplement relating thereto; (ii) the execution, delivery and performance by the Company of the Indenture, as applicable, and the issuance, sale and delivery of the Securities will not (A) contravene or violate the Charter or By-Laws, (B) violate any law, rule or regulation applicable to the Company, (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect); (iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (iv) the Charter and the By-laws, each as currently in effect, will not have been modified or amended and will be in full force and effect.

We have further assumed that the Indenture and each supplemental indenture relating thereto will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Burr & Forman LLP